SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2018

CHINA BIOTECH HOLDINGS LIMITED
 (Exact name of registrant as specified in its charter)

AGATE ISLAND ACQUISITION CORPORATION
(Former Name of Registrant as Specified in its Charter)

Delaware	000-55631	81-2310905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
China Biotech Holdings Limited
Suite 2431, Sun Hung Kai Centre
30 Harbour Road, Wanchai, Hong Kong
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:   + 852 2919-8916
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2018, the board of directors (the "Board of Directors") of China Biotech Holdings Limited (the "Company") accepted the resignation of Edward Sin from his position as the Company’s Chief Financial Officer. Mr. Sin resigned because he did not believe that with his other business commitments that he would have sufficient time to perform my duties as the Company’s Chief Financial Officer.  Mr.  Sin did not resign as the result of any disagreements with the Company.

Effective with the acceptance of Mr. Sin’s resignation as the Company’s Chief Financial Officer, the Company’s sole director Ms. CHANG Ting Ting (Tina) appointed herself as the Company’s Chief Financial Officer, to serve in such position until such time as a suitable replacement may be found. Ms. CHANG is serving without compensation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Resignation of Edward Sin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CHINA BIOTECH HOLDINGS LIMITED

Date: May 5, 2018	By:	/s/ CHANG TingTing
CHANG TingTing, Chief Executive Officer